                                                                    EXHIBIT 3.21


                           ARTICLES OF INCORPORATION
                                       OF
                             HORIZON SEISMIC, INC.


         The undersigned natural person of the age of eighteen (18) years or more, acting as Incorporator of a corporation (hereinafter referred to as the "Corporation") under the Texas Business Corporation Act (hereinafter referred to as the "Act"), does hereby adopt the following Articles of Incorporation for the Corporation:

                                   ARTICLE I

                                      Name

         The name of the Corporation is Horizon Seismic, Inc.

                                   ARTICLE II

                                    Duration

         The period of duration of the Corporation is perpetual.

                                  ARTICLE III

                                    Purpose

         The purpose for which. the Corporation is organized is the transaction of any or all lawful business for which corporations may be incorporated under the Act.

                                   ARTICLE IV
                                 Capital Stock

         Section 1. Authorized Shares. The aggregate number of shares which the Corporation shall have authority to issue is 100,000, with a par value per share of $.10. The shares are designated as Common Stock and have identical rights and privileges in every respect.

         Section 2. Preemptive Rights. No shareholder of the Corporation shall by reason of his holding shares in the Corporation possess a preemptive and preferential right to purchase or subscribe to additional, unissued or treasury shares of any class of the Corporation, now or hereafter to be authorized, and any notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter to be authorized.

         Section 3. Cumulative Voting Prohibited. Directors shall be elected by majority vote. Cumulative voting is expressly denied.

                                   ARTICLE V

                  Initial Consideration for Issuance of Shares

         The Corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000.00), consisting of money, labor done or property actually received.

                                   ARTICLE VI

                      Initial Registered Office and Agent

         The address of the initial registered office of the Corporation is 7000 Texas Commerce Tower, Houston, Texas 77002, and the name of the initial registered agent of the Corporation at such address is Ralph K. Miller, Jr.

                                  ARTICLE VII

                               Board of Directors

         The number of directors of the Corporation shall be fixed from time to time in the manner provided in the Bylaws; but no decrease shall have the effect of shortening the term of any incumbent director. The number constituting the initial Board of Directors is three, and the name and address of each person who is to serve as director until the first annual meeting of shareholders, or until their successor is elected and qualified, is as follows:

         Name                              Address
         ----                              -------
         Neil Campbell                     11200 Westheimer, Suite 200
                                           Houston, Texas 77042

         Gerry Harrison                    10200 Westheimer, Suite 200
                                           Houston, Texas 77042

         George Purdie                     10200 Westheimer, Suite 200
                                           Houston, Texas 77042

                                  ARTICLE VIII

                               Purchase of Shares

         The Corporation may purchase directly or indirectly its own shares to the extent the money or other property paid or the indebtedness issued therefore does not (i) render the Corporation unable to pay its debts as they become due in the usual course of business or (ii) exceed the surplus of the Corporation, as defined in the Act. Notwithstanding the limitations contained in the preceding sentence, the Corporation may purchase any of its own shares for the following purposes, provided that the net assets of the Corporation, as defined in the Act, are not less than the amount of money or other property paid or the indebtedness issued therefor: (i) to eliminate fractional shares;
(ii) to collect or compromise indebtedness owed by or to the Corporation; (iii) to pay dissenting shareholders entitled to payment for their shares under the Act; and (iv) to effect the purchase or redemption of redeemable shares in accordance with the Act.

                                   ARTICLE IX

                                     Bylaws

         The initial Bylaws of the Corporation shall be adopted by the Board of Directors. The power to alter, amend or repeal the Bylaws of the Corporation or adopt new Bylaws is vested in the Board of Directors, subject to repeal or change by action of the shareholders of the Corporation.

                                   ARTICLE X

                                Indemnification

         No director of the Corporation shall be liable to the Corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except that this article does not eliminate or limit the liability of a director for: (i) a breach of a director's duty of loyalty to the Corporation or its shareholders; (ii) an act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
(iii) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of, the director's office; (iv) an act or omission for which the liability of a director is expressly provided for by statute; or (v) an act related to an unlawful stock repurchase or payment of a dividend.

                                   ARTICLE XI

                                  Incorporator

         The name and address of the Incorporator is: Ralph K. Miller, Jr., 7000 Texas Commerce Tower, Houston, Texas 77002.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 12th day of July, 1993.


                                 INCORPORATOR:



                                /s/ RALPH K. MILLER, JR.
                                ------------------------------------
                                Ralph K. Miller, Jr.

                             ARTICLES OF CORRECTION
                                     TO THE
                          ARTICLES OF INCORPORATION OF

                             HORIZON SEISMIC, INC.


         The undersigned submits these articles pursuant to Texas Civil Statutes article 1302-7.01 to correct a document which is an inaccurate record of the entity action, contains an inaccurate or erroneous statement, or was defectively or erroneously executed, sealed, acknowledged, or verified.

                                  ARTICLE ONE

                The name of the entity is Horizon Seismic, Inc.

                                  ARTICLE TWO

         The document to be corrected is the Articles of Incorporation which was filed in the office of the Secretary of State on the 13th day of July, 1993.

                                 ARTICLE THREE

         The inaccuracy, error, or defect to be corrected is: The address listed in Article VII for the initial corporate directors Gerry Harrison and George Purdie.

                                  ARTICLE FOUR

         As corrected, the inaccurate, erroneous, or defective portion of the document reads as follows:

         Gerry Harrison 11200              Westheimer, Suite 200
                                           Houston, Texas 77042

         George Purdie                     11200 Westheimer, Suite 200
                                           Houston, Texas 77042


                                           By:  /s/ NEIL A.M. CAMPBELL
                                                -------------------------------
                                           Name:    Neil A.M. Campbell
                                                -------------------------------
                                                 An Authorized Corporate
                                                 Officer or Director

                              ARTICLE OF AMENDMENT
                                     TO THE
                           ARTICLES OF INCORPORATION

         Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act (the "Act"), the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

                                   ARTICLE 1

         The name of the corporation is Horizon Seismic, Inc.

                                   ARTICLE 2

         The following amendment to the Articles of Incorporation was adopted by the sole shareholder of the corporation on May 23, 1997. The sole shareholder of the corporation deemed it to be in the best interest of the corporation to change the name of the corporation from Horizon Seismic, Inc. to Eagle Geophysical Offshore, Inc.

         The amendment alters or changes Article I of the Articles of Incorporation, as amended, and the full text of such provision as amended is as follows:

                                   "ARTICLE I

        Tne name of the corporation is Eagle Geophysical Offshore, Inc."

                                   ARTICLE 3

         The number of shares of the corporation outstanding at the time of such adoption was 10,000 and the number of shares entitled to vote thereon was 10,000.

                                   ARTICLE 4

         The holders of all the shares outstanding and entitled to vote on said amendment have signed a consent in writing pursuant to Article 9.10 of the Act adopting said amendment and any written notice required by Article 9.10 of the Act has been given.

Dated effective as of May 23, 1997.

                                       HORIZON SEISMIC, INC.


                                       By:    /S/ GERALD M. HARRISON
                                            -------------------------------
                                            Gerald M. Harrison, President

                             ARTICLES OF AMENDMENT
                                     TO THE
                           ARTICLES OF INCORPORATION

         Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act (the "Act"), the undersigned corporation adopts the following Articles of Amendment to the Articles of Incorporation.

                                   ARTICLE 1

         The name of the corporation is Eagle Geophysical Offshore, Inc.

                                   ARTICLE 2

         The following amendment to the Articles of Incorporation was adopted by the sole shareholder of the corporation on September 29, 1997. The sole shareholder of the corporation deemed it to be in the best interest of the corporation to change the name of the corporation from Eagle Geophysical Offshore, Inc. to Eagle Geophysical GOM, Inc.

         The amendment alters or changes Article I of the Articles of Incorporation, as amended, and the full text of such provision as amended is as follows:

                                   "ARTICLE I

         The name of the corporation is Eagle Geophysical GOM, Inc."

                                   ARTICLE 3

         The number of shares of the corporation outstanding at the time of such adoption was 10,000 and the number of shares entitled to vote thereon was 10,000.

                                   ARTICLE 4

         The holders of all the shares outstanding and entitled to vote on said amendment have signed a consent in writing pursuant to Article 9.10 of the Act adopting said amendment and any written notice required by Article 9.10 of the Act has been given.

Dated effective as of September 29, 1997.

                                           EAGLE GEOPHYSICAL OFFSHORE, INC.


                                           By:    /s/ JAY N. SILVERMAN
                                                --------------------------------
                                                Jay N. Silverman, Vice President